Exhibit 99.1

For more information, contact:
Wendy L. Carlson, Chief Executive Officer
(515) 457-1824, wcarlson@american-equity.com
John M. Matovina, Chief Financial Officer
(515) 457-1813, jmatovina@american-equity.com
Julie L. LaFollette, Director of Investor Relations
(515) 273-3602, jlafollette@american-equity.com
Debra J. Richardson, Chief Administrative Officer
(515) 273-3551, drichardson@american-equity.com

American Equity Hits Target of $3 Billion in Year-to-Date Annuity Sales and Reports Third Quarter 2009 Operating Earnings of $28.2 Million or $0.47 Per Diluted Common Share

WEST DES MOINES, Iowa (November 4, 2009) – American Equity Investment Life Holding Company (NYSE: AEL), a leading underwriter of fixed rate and index annuities, reported today that it achieved a long-standing goal of writing in excess of $3 billion in new annuity premium in a single year.  Annuity sales for 2009 topped $3 billion in October, setting an all time sales record since AEL was founded by Executive Chairman David J. Noble in 1995.  Commented Noble: “With our relentless focus on quality products and excellent service we have stepped up sales to meet increased consumer demand for principal protected products such as fixed index annuities.  The steep market declines and great volatility of the last twelve months have had a deep impact on consumer attitudes about market risk and retirement income security.  We intend to remain at the forefront of the market for products which offer insurance protection from risk of loss and guaranteed retirement income.”

American Equity also reported record 2009 third quarter operating income1 of $28.2 million, or $0.47 per diluted common share, a 26% increase over adjusted2 2008 third quarter operating income of $22.3 million, or $0.40 per diluted common share.   Financial highlights for the third quarter of 2009 include:

●	Annuity sales increased 71% to $980 million compared to third quarter 2008 annuity sales of $572 million.

●
Effective July 1, 2009 American Equity increased its capacity for sales growth by entering into reinsurance arrangements with Athene Life Re, a newly formed Bermuda life reinsurer, covering 20% of 2009 premium from two top selling fixed index annuities and 80% of premium beginning in the third quarter of 2009 from a multi-year rate guaranteed annuity.

●	American Equity announced an “at the market” offering (“ATM”) of up to $50 million of its common stock to increase its financial flexibility.

●	Book value per outstanding common share increased to $13.03 including Accumulated Other Comprehensive Income, up from $9.46 at December 31, 2008.

1 In addition to net income (loss), American Equity has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate its financial performance.  See accompanying tables for the reconciliation of net income (loss) to operating income and a description of reconciling items.

2 All prior period financial statements have been adjusted due to a change in accounting for convertible debt which was effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years.  See more complete discussion in the company’s Form 10-Q for the quarterly period ended March 31, 2009.

The net loss for the third quarter of 2009 was $3.0 million, or $0.04 per diluted common share, compared to adjusted net loss of $11.7 million or $0.21 per diluted common share for the same period in 2008.  The net loss for the third quarters of 2009 and 2008 included $11.5 million and $39.2 million, respectively of realized losses on investments due principally to “other than temporary impairments”, net of realized gains and offsets for taxes and adjustments to the amortization of deferred acquisition costs and deferred sales inducements.  These 2009 and 2008 quarters were also impacted by the effects of fair value changes in derivatives and embedded derivatives which increased the third quarter 2009 net loss by $19.7 million and decreased the adjusted third quarter 2008 net loss by $5.2 million.

RECORD OPERATING EARNINGS FROM CONTINUED STRONG INVESTMENT SPREADS

Record operating income for the third quarter of 2009 was driven primarily by an increase in the yield on average invested assets to 6.38% and a reduction in the cost of money for the quarter to 3.25% for a gross spread of 3.13%.  Total investment income of $241.5 million included nonrecurring fee income on bonds of $2.4 million.  Excluding nonrecurring fee income the investment yield an average invested assets for the third quarter of 2009 was 6.31%.  The average yield on $1.3 billion of fixed income securities purchased in the third quarter of 2009 was 6.28% and $46.7 million of commercial mortgage loans were made during the quarter at an average yield of 7.02%.

The cost of money on average annuity liabilities declined to 3.25% for the third quarter of 2009, primarily as a result of a reduction in the aggregate cost of one year call options purchased to fund index credits on index annuity reserves and increased allocations by index annuity policyholders to the fixed rate crediting strategy.  Because new money yields declined in the third quarter with narrowing of corporate credit spreads, American Equity has announced rate reductions on new annuities sold after November 3, 2009.

Impairment losses on invested assets of $50.1 million were recognized in the third quarter of 2009 and represent 0.3% of the carrying value of total invested assets at September 30, 2009.  These losses include: $26.1 million from residential mortgage backed securities (“RMBS”); $18.5 million from corporate securities; and $5.5 million from commercial mortgage loans.  While substantially all of the company’s RMBS are continuing to perform in accordance with their terms, rating agency downgrades due to projected losses on a portion of these assets necessitated impairment loss recognition.

CAPITAL MANAGEMENT

In response to the strong sales environment of 2009, American Equity has implemented a variety of programs to support statutory capital and surplus at the levels required to maintain its “A−” (Excellent) rating as assigned by A.M. Best Company.   During the first three quarters of 2009 these included: (i) drawing down the remaining $75 million from the company’s bank line of credit for contribution to the capital of the company’s primary operating subsidiary; (ii) restructuring commission payments to sales agents to defer 25% over 2 years after the date of sale; (iii) expanding a reinsurance treaty providing surplus relief of $29.5 million pre-tax in connection with reserves held for annuity withdrawal benefits.   Also, in the third quarter of 2009, American Equity ceded $513.8 million of annuity premium to Athene Life Re under funds withheld reinsurance arrangements, including $23.4 million or 20% of multi-year rate guaranteed premium received in the third quarter of 2009 and $490.4 million or 80% of certain index annuity premium received in the first nine months of 2009.  In addition, in connection with its ATM, the company issued 132,300 shares of its common stock during the third quarter of 2009 in exchange for gross proceeds of $1.1 million or an average price per share of $8.26.

To address additional capital requirements for RMBS resulting from downgrades in that sector the company is also pursuing a “Re-Remic” transaction involving a block of its Alt-A and Prime RMBS.  Such a transaction would result in a re-alignment of ratings to better reflect anticipated cash flows from such securities and would enhance their liquidity.  While the statutory accounting treatment for such transactions has yet to be clarified, the company believes the transaction will be beneficial under any of the possible accounting outcomes.  American Equity remains committed to taking such steps as are prudent and cost effective to achieve an acceptable level of capital adequacy for its financial strength ratings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties.  Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements.  Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the Company’s Form 10-K filed with the Securities and Exchange Commission.   Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements.  There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations.  Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

CONFERENCE CALL

American Equity will hold a conference call to discuss third quarter 2009 earnings on Thursday November 5, 2009, at 10:00 a.m. CST.   The conference call will be webcast live on the Internet.  Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.  The call may also be accessed by telephone at 866-831-6162, passcode 80891304 (international callers, please dial 617-213-8852).   An audio replay will be available shortly after the call on AEL’s web site.  An audio replay will also be available via telephone through November 26, 2009 by calling 888-286-8010, passcode 17772836 (international callers will need to dial 617-801-6888).

ABOUT AMERICAN EQUITY

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of fixed annuity and life insurance products, with a primary emphasis on the sale of index and fixed rate annuities.  The company’s headquarters are located at 5000 Westown Parkway, West Des Moines, Iowa, 50266.  The mailing address of the company is:  P.O. Box 71216, Des Moines, Iowa 50325.

###

American Equity Investment Life Holding Company

Net Income (Loss)/Operating Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		(As Adjusted)		(As Adjusted)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,166	$3,223	$9,519	$9,419
Annuity product charges	15,835	13,328	47,501	37,271
Net investment income	241,471	209,978	688,928	607,546
Change in fair value of derivatives	121,507	(83,753)	108,178	(314,431)
Net realized gains on investments, excluding other than
temporary impairment ("OTTI") losses	5,510	2,258	10,587	3,343
OTTI losses on investments:
Total OTTI losses	(94,216)	(61,232)	(171,668)	(94,755)
Portion of OTTI losses recognized in other comprehensive income	49,641	-	108,012	-
Net OTTI losses recognized in operations	(44,575)	(61,232)	(63,656)	(94,755)
Gain (loss) on extinguishment of debt	-	(28)	3,098	(1,356)
Total revenues	342,914	83,774	804,155	247,037

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,737	2,126	6,910	7,056
Interest sensitive and index product benefits	75,288	50,387	207,028	154,032
Amortization of deferred sales inducements	(8,081)	6,760	17,814	34,193
Change in fair value of embedded derivatives	259,737	(37,100)	414,636	(237,969)
Interest expense on notes payable	3,370	5,014	11,288	15,127
Interest expense on subordinated debentures	3,841	4,669	12,078	14,549
Interest expense on amounts due under repurchase agreements	100	2,698	344	7,694
Amortization of deferred policy acquisition costs	(2,972)	19,285	44,938	118,595
Other operating costs and expenses	13,961	13,549	45,305	38,550
Total benefits and expenses	347,981	67,388	760,341	151,827

Income (loss) before income taxes	(5,067)	16,386	43,814	95,210
Income tax expense (benefit)	(2,089)	28,102	11,305	55,214
Net income (loss)	(2,978)	(11,716)	32,509	39,996
Net realized gains and net OTTI losses on investments, net of offsets	11,491	39,222	10,954	49,140
Convertible debt retirement, net of income taxes	-	16	(1,520)	793
Net effect of SFAS 133, net of offsets	19,640	(5,211)	31,121	(32,861)

Operating income (a)	$28,153	$22,311	$73,064	$57,068

Earnings (loss) per common share	$(0.05)	$(0.22)	$0.59	$0.74
Earnings (loss) per common share - assuming dilution	$(0.04)	$(0.21)	$0.57	$0.72
Operating income per common share (a)	$0.49	$0.42	$1.32	$1.06
Operating income per common share - assuming dilution (a)	$0.47	$0.40	$1.27	$1.02

Weighted average common shares outstanding (in thousands):
Earnings (loss) per common share	58,030	52,916	55,462	54,075
Earnings (loss) per common share - assuming dilution	60,833	55,835	58,231	56,953

American Equity Investment Life Holding Company

Operating Income
Three months ended September 30, 2009 (Unaudited)

		Adjustments
			SFAS 133
		Realized	and Other	Operating
	As Reported	Losses	Index Annuity	Income (a)
	(Dollars in thousands, except per share data)

Reserves:
Traditional life and accident and health insurance premiums	$3,166	$-	$-	$3,166
Annuity product charges	15,835	-	-	15,835
Net investment income	241,471	-	-	241,471
Change in fair value of derivatives	121,507	-	(178,312)	(56,805)
Net realized gains on investments, excluding other than			-	-
temporary impairment ("OTTI") losses	5,510	(5,510)	-	-
Net OTTI losses recognized in operations	(44,575)	44,575	-	-
Total revenues	342,914	39,065	(178,312)	203,667

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,737	-	-	2,737
Interest sensitive and index product benefits	75,288	-	(591)	74,697
Amortization of deferred sales inducements	(8,081)	8,590	19,700	20,209
Change in fair value of embedded derivatives	259,737	-	(259,737)	-
Interest expense on notes payable	3,370	-	-	3,370
Interest expense on subordinated debentures	3,841	-	-	3,841
Interest expense on amounts due under repurchase agreements	100	-	-	100
Amortization of deferred policy acquisition costs	(2,972)	12,673	31,771	41,472
Other operating costs and expenses	13,961	-	-	13,961
Total benefits and expenses	347,981	21,263	(208,857)	160,387

Income (loss) before income taxes	(5,067)	17,802	30,545	43,280
Income tax expense (benefit)	(2,089)	6,311	10,905	15,127

Net income (loss)	$(2,978)	$11,491	$19,640	$28,153

Earnings (loss) per common share	$(0.05)			$0.49
Earnings (loss) per common share - assuming dilution	$(0.04)			$0.47

(a)	In addition to net income (loss), we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income (loss) adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations and related deferred tax asset valuation allowance,
SFAS 133, dealing with fair value changes in derivatives and embedded derivatives and the Lehman counterparty default on expired call options. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income (loss), provides information that may enhance an investor's understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	September 30, 2009	December 31, 2008
		(As Adjusted)
Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value	$11,082,957	$6,629,046
Held for investment, at amortized cost	1,758,747	3,604,149
Equity securities, available for sale, at fair value	94,076	99,552
Trading securities	371,338	–
Mortgage loans on real estate	2,375,833	2,329,824
Derivative instruments	364,041	56,588
Other investments	9,332	446
Total investments	16,056,324	12,719,605

Cash and cash equivalents	427,011	214,862
Coinsurance deposits	2,010,084	1,528,981
Accrued investment income	132,621	91,756
Deferred policy acquisition costs	1,553,709	1,579,871
Deferred sales inducements	936,512	843,377
Deferred income taxes	143,773	82,409
Other assets	36,445	20,879
Total assets	$21,296,479	$17,081,740

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
 (Dollars in thousands)
(Unaudited)

	September 30, 2009	December 31, 2008
		(As Adjusted)
Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$18,465,822	$15,809,539
Other policy funds and contract claims	110,690	111,205
Notes payable	287,697	247,750
Subordinated debentures	268,312	268,209
Amounts due under repurchase agreements	410,254	–
Funds withheld reinsurance liability	463,100	–
Other liabilities	539,320	148,193
Total liabilities	20,545,195	16,584,896

Stockholders’ equity:
Common stock	56,203	50,739
Additional paid-in capital	406,234	376,782
Unallocated common stock held by ESOP	(5,930)	(6,336)
Accumulated other comprehensive income (loss)	14,011	(147,376)
Retained earnings	280,766	223,035
Total stockholders’ equity	751,284	496,844
Total liabilities and stockholders’ equity	$21,296,479	$17,081,740

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:		(As Adjusted)		(As Adjusted)
Traditional life and accident and health insurance premiums	$3,166	$3,223	$9,519	$9,419
Annuity product charges	15,835	13,328	47,501	37,271
Net investment income	241,471	209,978	688,928	607,546
Change in fair value of derivatives	121,507	(83,753)	108,178	(314,431)
Net realized gains on investments, excluding other than temporary impairment (“OTTI”) losses	5,510	2,258	10,587	3,343
OTTI losses on investments:
Total OTTI losses	(94,216)	(61,232)	(171,668)	(94,755)
Portion of OTTI losses recognized in other comprehensive income	49,641	–	108,012	–
Net OTTI losses recognized in operations	(44,575)	(61,232)	(63,656)	(94,755)
Gain (loss) on extinguishment of debt	–	(28)	3,098	(1,356)
Total revenues	342,914	83,774	804,155	247,037

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,737	2,126	6,910	7,056
Interest sensitive and index product benefits	75,288	50,387	207,028	154,032
Amortization of deferred sales inducements	(8,081)	6,760	17,814	34,193
Change in fair value of embedded derivatives	259,737	(37,100)	414,636	(237,969)
Interest expense on notes payable	3,370	5,014	11,288	15,127
Interest expense on subordinated debentures	3,841	4,669	12,078	14,549
Interest expense on amounts due under repurchase agreements	100	2,698	344	7,694
Amortization of deferred policy acquisition costs	(2,972)	19,285	44,938	118,595
Other operating costs and expenses	13,961	13,549	45,305	38,550
Total benefits and expenses	347,981	67,388	760,341	151,827

Income (loss) before income taxes	(5,067)	16,386	43,814	95,210
Income tax expense (benefit)	(2,089)	28,102	11,305	55,214
Net income (loss)	$(2,978)	$(11,716)	$32,509	$39,996

Earnings (loss) per common share	$(0.05)	$(0.22)	$0.59	$0.74
Earnings (loss) per common share - assuming dilution (a)	$(0.04)	$(0.21)	$0.57	$0.72
Weighted average common shares outstanding (in thousands):
Earnings (loss) per common share	58,030	52,916	55,462	54,075
Earnings (loss) per common share - assuming dilution	60,833	55,835	58,231	56,953

(a)
The numerator for earnings per common share - assuming dilution is equal to net income plus the after tax cost of interest on convertible subordinated debentures issued to a subsidiary trust. The after tax cost of such interest was $259 for the three months ended September 30, 2009 and September 30, 2008, $777 for the nine months ended September 30, 2009 and $783 for the nine months ended September 30, 2008.

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Operating Income
Nine months ended September 30, 2009 (Unaudited)

		Adjustments
	As Reported	Realized Losses and Convertible Debt	SFAS 133 and Other Index Annuity	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$9,519	$–	$–	$9,519
Annuity product charges	47,501	–	–	47,501
Net investment income	688,928	–	–	688,928
Change in fair value of derivatives	108,178	–	(278,177)	(169,999)
Net realized gains on investments, excluding other than temporary impairment (“OTTI”) losses	10,587	(10,587)	–	–
Net OTTI losses recognized in operations	(63,656)	63,656	–	–
Gain on extinguishment of debt	3,098	(3,098)	–	–
Total revenues	804,155	49,971	(278,177)	575,949

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	6,910	–	–	6,910
Interest sensitive and index product benefits	207,028	–	7,006	214,034
Amortization of deferred sales inducements	17,814	12,377	25,086	55,277
Change in fair value of embedded derivatives	414,636	–	(414,636)	–
Interest expense on notes payable	11,288	–	–	11,288
Interest expense on subordinated debentures	12,078	–	–	12,078
Interest expense on amounts due under repurchase agreements	344	–	–	344
Amortization of deferred policy acquisition costs	44,938	18,082	56,128	119,148
Other operating costs and expenses	45,305	(500)	–	44,805
Total benefits and expenses	760,341	29,959	(326,416)	463,884

Income before income taxes	43,814	20,012	48,239	112,065
Income tax expense	11,305	10,578	17,118	39,001
Net income	$32,509	$9,434	$31,121	$73,064

Earnings per common share	$0.59			$1.32
Earnings per common share – assuming dilution	$0.57			$1.27

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations and related deferred tax valuation allowance, gain on extinguishment of convertible debt, SFAS 133, dealing with fair value changes in derivatives and embedded derivatives and the Lehman counterparty default on expired call options.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor’s understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration	$17,299	$–	$17,299
Cost of money for fixed index annuities	(185,741)	–	(185,741)
Change in the difference between fair value and remaining option cost at beginning and end of period	276,620	(278,177)	(1,557)
	$108,178	$(278,177)	$(169,999)

Index credits included in interest credited to account balances	$25,259		$25,259

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Operating Income
Three months ended September 30, 2009 (Unaudited)

		Adjustments
	As Reported	Realized Losses	SFAS 133 and Other Index Annuity	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,166	$–	$–	$3,166
Annuity product charges	15,835	–	–	15,835
Net investment income	241,471	–	–	241,471
Change in fair value of derivatives	121,507	–	(178,312)	(56,805)
Net realized gains on investments, excluding other than temporary impairment (“OTTI”) losses	5,510	(5,510)	–	–
Net OTTI losses recognized in operations	(44,575)	44,575	–	–
Total revenues	342,914	39,065	(178,312)	203,667

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,737	–	–	2,737
Interest sensitive and index product benefits	75,288	–	(591)	74,697
Amortization of deferred sales inducements	(8,081)	8,590	19,700	20,209
Change in fair value of embedded derivatives	259,737	–	(259,737)	–
Interest expense on notes payable	3,370	–	–	3,370
Interest expense on subordinated debentures	3,841	–	–	3,841
Interest expense on amounts due under repurchase agreements	100	–	–	100
Amortization of deferred policy acquisition costs	(2,972)	12,673	31,771	41,472
Other operating costs and expenses	13,961	–	–	13,961
Total benefits and expenses	347,981	21,263	(208,857)	160,387

Income (loss) before income taxes	(5,067)	17,802	30,545	43,280
Income tax expense (benefit)	(2,089)	6,311	10,905	15,127
Net income (loss)	$(2,978)	$11,491	$19,640	$28,153

Earnings (loss) per common share	$(0.05)			$0.49
Earnings (loss) per common share – assuming dilution	$(0.04)			$0.47

(a)
In addition to net income (loss), we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income (loss) adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations and related deferred tax valuation allowance, SFAS 133, dealing with fair value changes in derivatives and embedded derivatives and the Lehman counterparty default on expired call options.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income (loss), provides information that may enhance an investor’s understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration	$2,660	$–	$2,660
Cost of money for fixed index annuities	(59,119)	–	(59,119)
Change in the difference between fair value and remaining option cost at beginning and end of period	177,966	(178,312)	(346)
	$121,507	$(178,312)	$(56,805)

Index credits included in interest credited to account balances	$7,740		$7,740

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Operating Income/Net Income
Quarterly Summary – Most Recent 5 Quarters (Unaudited)

	Q3 2009	Q2 2009	Q1 2009	Q4 2008	Q3 2008
				(As Adjusted)	(As Adjusted)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$3,166	$2,867	$3,486	$3,093	$3,223
Annuity product charges	15,835	16,615	15,051	15,400	13,328
Net investment income	241,471	226,803	220,654	214,531	209,978
Change in fair value of derivatives	(56,805)	(53,476)	(59,718)	(65,854)	(66,940)
Total revenues	203,667	192,809	179,473	167,170	159,589

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,737	1,974	2,199	1,916	2,126
Interest sensitive and index product benefits	74,697	76,515	62,822	53,140	51,107
Amortization of deferred sales inducements	20,209	17,986	17,082	18,770	13,397
Interest expense on notes payable	3,370	3,642	4,276	4,646	5,014
Interest expense on subordinated debentures	3,841	4,029	4,208	4,896	4,669
Interest expense on amounts due under repurchase agreements	100	2	242	513	2,698
Amortization of deferred policy acquisition costs	41,472	39,231	38,445	45,847	33,108
Other operating costs and expenses	13,961	16,380	14,464	14,083	13,549
Total benefits and expenses	160,387	159,759	143,738	143,811	125,668

Operating income before income taxes	43,280	33,050	35,735	23,359	33,921
Income tax expense	15,127	11,471	12,403	7,955	11,610

Operating income (a)	28,153	21,579	23,332	15,404	22,311
Net realized gains and net OTTI losses on investments, net of offsets	(11,491)	(141)	678	(43,384)	(39,222)
Convertible debt retirement, net of income taxes	–	1,520	–	6,495	(16)
Net effect of SFAS 133, net of offsets	(19,640)	(13,946)	2,465	(2,564)	5,211

Net income (loss)	$(2,978)	$9,012	$26,475	$(24,049)	$(11,716)

Operating income per common share (a)	$0.49	$0.39	$0.44	$0.29	$0.42
Operating income per common share – assuming dilution (a)	$0.47	$0.38	$0.42	$0.28	$0.40
Earnings (loss) per common share	$(0.05)	$0.16	$0.50	$(0.46)	$(0.22)
Earnings (loss) per common share – assuming dilution	$(0.04)	$0.16	$0.48	$(0.43)	$(0.21)

Weighted average common shares outstanding (in thousands):
Earnings (loss) per common share	58,030	55,336	52,965	52,779	52,916
Earnings (loss) per common share - assuming dilution	60,833	58,105	55,700	55,650	55,835

(a)
In addition to net income (loss), we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance.  Operating income equals net income (loss) adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations and related deferred tax valuation allowance, gain (loss) on extinguishment of convertible debt, SFAS 133, dealing with fair value changes in derivatives and embedded derivatives and the Lehman counterparty default on expired call options.  Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends.  We believe the combined presentation and evaluation of operating income together with net income (loss), provides information that may enhance an investor’s understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

 Capitalization/ Book Value per Share

	September 30, 2009	December 31, 2008
		(As Adjusted)
	(Dollars in thousands, except per share data)
Capitalization:
Notes payable	$287,697	$247,750
Subordinated debentures payable to subsidiary trusts	268,312	268,209
Total debt	556,009	515,959

Total stockholders’ equity	751,284	496,844

Total capitalization	1,307,293	1,012,803
Accumulated other comprehensive (income)/loss (AOCL)	(14,011)	147,376
Total capitalization excluding AOCL (a)	$1,293,282	$1,160,179

Total stockholders’ equity	$751,284	$496,844
Accumulated other comprehensive (income)/loss	(14,011)	147,376
Total stockholders’ equity excluding AOCL (a)	$737,273	$644,220

Common shares outstanding (b)	57,662,694	52,504,096

Book Value per Share: (c)
Book value per share including AOCL	$13.03	$9.46
Book value per share excluding AOCL (a)	$12.79	$12.27

Debt-to-Capital Ratios: (d)
Senior debt / Total capitalization	22.3%	21.4%
Adjusted debt / Total capitalization	28.0%	29.5%

(a)
Total capitalization, total stockholders’ equity and book value per share excluding AOCL, non-GAAP financial measures, are based on stockholders’ equity excluding the effect of AOCL.  Since AOCL fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, we believe these non-GAAP financial measures provide useful supplemental information.

(b)
Common shares outstanding include shares held by the NMO Deferred Compensation Trust: 2009 -2,022,800 shares; 2008 - 2,353,053 shares and exclude unallocated shares held by ESOP: 2009 - 563,265 shares; 2008 - 588,312 shares.

(c)
Book value per share including and excluding AOCL is calculated as total stockholders’ equity and total stockholders’ equity  excluding AOCL divided by the total number of shares of common stock outstanding.

(d)
Debt-to-capital ratios are computed using total capitalization excluding AOCL.  Adjusted debt includes notes payable and the portion of the total subordinated debentures payable to subsidiary trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization including AOCL.

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Annuity Deposits by Product Type

	Nine Months Ended September 30,		Year Ended December 31,
Product Type	2009	2008	2008
	(Dollars in thousands)
Fixed Index Annuities:
Index Strategies	$1,163,375	$1,040,534	$1,303,871
Fixed Strategy	1,462,926	669,052	937,227
	2,626,301	1,709,586	2,241,098
Fixed Rate Annuities:
Single-Year Rate Guaranteed	76,878	21,350	28,930
Multi-Year Rate Guaranteed	74,436	4,065	18,978
	151,314	25,415	47,908
Total before coinsurance ceded	2,777,615	1,735,001	2,289,006
Coinsurance ceded	514,620	1,149	1,310
Net after coinsurance ceded	$2,262,995	$1,733,852	$2,287,696

Surrender Charge Protection and Account Values by Product Type

Annuity Surrender Charges and Net (of coinsurance) Account Values at September 30, 2009

	Surrender Charge			Net Account Value
Product Type	Avg. Years At Issue	Avg. Years Remaining	Avg. % Remaining	Dollars in Thousands	%

Fixed Index Annuities	14.3	11.0	15.5%	$14,189,261	89.0%
Single-Year Fixed Rate Guaranteed Annuities	11.0	4.4	7.2%	1,282,689	8.0%
Multi-Year Fixed Rate Guaranteed Annuities	7.5	2.3	5.4%	479,452	3.0%

Total	13.9	10.2	14.6%	$15,951,402	100.0%

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Annuity Liability Characteristics

	Fixed Annuities Account Value	Fixed Index Annuities Account Value
	(Dollars in thousands)
SURRENDER CHARGE PERCENTAGES (1):
No surrender charge	$252,057	$192,540
0.0% < 2.0%	44,639	80,399
2.0% < 3.0%	69,791	91,175
3.0% < 4.0%	43,762	78,713
4.0% < 5.0%	120,819	208,720
5.0% < 6.0%	119,175	355,972
6.0% < 7.0%	268,209	418,789
7.0% < 8.0%	201,464	253,064
8.0% < 9.0%	60,351	293,513
9.0% < 10.0%	176,384	244,659
10.0% or greater	405,490	11,971,717
	$1,762,141	$14,189,261

	Fixed and	Weighted
	Fixed Index	Average
	Annuities	Surrender
	Account Value	Charge
	(Dollars in thousands)
SURRENDER CHARGE EXPIRATION BY YEAR
Out of Surrender Charge	$444,597	0.00%
2009	111,280	4.73%
2010	337,766	3.67%
2011	314,298	4.28%
2012	468,928	5.54%
2013	634,002	6.08%
2014	643,886	7.17%
2015	585,279	8.95%
2016	748,887	10.34%
2017	964,263	11.32%
2018	919,715	13.43%
2019	614,405	13.76%
2020	623,732	14.26%
2021	630,557	15.83%
2022	1,155,331	17.91%
2023	3,687,812	19.90%
2024	2,154,075	19.54%
2025	901,885	19.97%
2026	10,704	20.00%
	$15,951,402	14.56%

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Annuity Liability Characteristics

	Fixed Annuities Account Value	Index Annuities Account Value
	(Dollars in thousands)
APPLICABLE GUARANTEE PERIOD:
Annual reset (2)	$1,542,522	$14,130,900
Multi-year (3 - 5 years)	219,619	58,361
	$1,762,141	$14,189,261

ULTIMATE MINIMUM GUARANTEE RATE:
2.00%	$98,161	$1,186
2.20%	4,718	80,607
2.25%	–	2,654,056
2.25% (3)	199,046	980,507
3.00%	1,387,638	9,308,687
3.50% (4)	–	1,164,218
4.00%	72,578	–
	$1,762,141	$14,189,261

CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL (5) (6):
No differential	$66,522	$–
› 0.0% - 0.5%	1,134,074	3,921,551
› 0.5% - 1.0%	295,151	1,871,718
› 1.0% - 1.5%	145,630	80,346
› 1.5% - 2.0%	58,008	86
› 2.0% - 2.5%	16,860	–
› 2.5% - 3.0%	43,784	–
Greater than 3.0%	2,112	–
Index strategies	–	8,315,560
	$1,762,141	$14,189,261

(1)	In addition, $1,008,605 (57%) of the Fixed Annuities Account Value have market value adjustment protection.
(2)
The contract features for substantially all of the Fixed Index Annuities Account Value provide for the annual reset of contractual features that effect the cost of money.  The contract features for less than .5% of the Fixed Index Annuities Account Value are reset every two years.

(3)	Products have a guarantee of 2.25% for the first 10 years, and 3.00% thereafter.
(4)
Rates applicable to the minimum guaranteed surrender value are 3.50% for the first 5 years, and 3.00% thereafter (applied to less than 100% of the annuity deposits received).  Minimum guaranteed rates for amounts allocated to the fixed rate strategy are 2.25% for the first 10 years, and 3.00% thereafter.

(5)	Recent issues may contain bonus interest rates ranging from 1.0% to 3.0%.
(6)
Includes products with multi-year guarantees for which the credited rate cannot be decreased to the ultimate minimum guaranteed rate until the end of the multi-year period.  The weighted average differential between the current credited rate and the ultimate minimum guaranteed rate on the multi-year guarantee fixed annuity account values was approximately 158 basis points.

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Spread Results

	Nine Months Ended September 30,		Year Ended December 31,
	2009	2008	2008
Average yield on invested assets	6.32%	6.18%	6.20%
Cost of money:
Aggregate	3.29%	3.45%	3.43%
Cost of money for fixed index annuities	3.27%	3.46%	3.43%
Average crediting rate for fixed rate annuities:
Annually adjustable	3.26%	3.26%	3.26%
Multi-year rate guaranteed	3.90%	3.90%	3.88%
Investment spread:
Aggregate	3.03%	2.73%	2.77%
Fixed index annuities	3.05%	2.72%	2.77%
Fixed rate annuities:
Annually adjustable	3.06%	2.92%	2.94%
Multi-year rate guaranteed	2.42%	2.28%	2.32%

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Summary of Invested Assets

	September 30, 2009		December 31, 2008
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)

Fixed maturity securities:
United States Government full faith and credit	$3,292	–	$22,050	0.2%
United States Government sponsored agencies	5,907,568	36.8%	6,633,481	52.1%
United States municipalities, states and territories	305,128	1.9%	–	–
Corporate securities, including redeemable preferred stocks	4,042,365	25.2%	1,764,390	13.9%
Mortgage and asset-backed securities	2,583,351	16.1%	1,813,274	14.3%
Total fixed maturity securities	12,841,704	80.0%	10,233,195	80.5%
Equity securities	94,076	0.6%	99,552	0.8%
Trading securities	371,338	2.3%	–	–
Mortgage loans on real estate	2,375,833	14.8%	2,329,824	18.3%
Derivative instruments	364,041	2.3%	56,588	0.4%
Other investments	9,332	–	446	–
	$16,056,324	100.0%	$12,719,605	100.0%

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Credit Quality of Fixed Maturity Securities

		September 30, 2009		December 31, 2008
NAIC Designation	Rating Agency Equivalent	Carrying Amount	Percent	Carrying Amount	Percent
		(Dollars in thousands)

1	Aaa/Aa/A	$9,220,693	71.8%	$8,510,772	83.2%
2	Baa	2,325,360	18.1%	1,292,303	12.6%
3	Ba	311,799	2.4%	225,594	2.2%
4	B	185,126	1.5%	135,989	1.3%
5	Caa and lower	548,962	4.3%	31,375	0.3%
6	In or near default	249,764	1.9%	37,162	0.4%
		$12,841,704	100.0%	$10,233,195	100.0%

Watch List Securities - September 30, 2009

General Description	Amortized Cost	Unrealized Losses	Fair Value	Months Below Amortized Cost

Corporate bonds:
Finance, insurance and real estate companies	$70,640	$(12,483)	$58,157	0 - 40
U.S. retail company	10,490	(2,990)	7,500	50 - 52
Home builder	4,970	(195)	4,775	49
Materials	7,248	(806)	6,442	29
Residential mortgage-backed securities	569,035	(111,250)	457,785	3 - 51
Preferred stock:
Finance and insurance companies	20,000	(4,347)	15,653	0 - 49
	$682,383	$(132,071)	$550,312

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Mortgage Loans by Region and Property Type

	September 30, 2009		December 31, 2008
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)
Geographic distribution
East	$541,057	22.8%	$537,303	23.1%
Middle Atlantic	165,905	7.0%	161,222	6.9%
Mountain	379,368	16.0%	386,988	16.6%
New England	44,953	1.9%	44,517	1.9%
Pacific	208,349	8.8%	194,301	8.3%
South Atlantic	443,566	18.6%	421,507	18.1%
West North Central	410,342	17.2%	397,375	17.1%
West South Central	182,293	7.7%	186,611	8.0%
	$2,375,833	100.0%	$2,329,824	100.0%

Property type distribution
Office	$651,572	27.4%	$655,278	28.1%
Medical Office	141,016	5.9%	142,409	6.1%
Retail	546,014	23.0%	551,172	23.7%
Industrial/Warehouse	583,588	24.6%	552,012	23.7%
Hotel	156,146	6.6%	154,671	6.6%
Apartments	119,163	5.0%	111,933	4.8%
Mixed use/other	178,334	7.5%	162,349	7.0%
	$2,375,833	100.0%	$2,329,824	100.0%

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Shareholder Information

Corporate Offices:

American Equity Investment Life Holding Company
5000 Westown Parkway Suite 440
West Des Moines, IA 50266

Inquiries:

D.J. Noble, Chairman
(515) 457-1703, dnoble@american-equity.com

Debra J. Richardson, Executive Vice President and Secretary
(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman, Chief Financial Officer and Treasurer
(515) 457-1813, jmatovina@american-equity.com

Common Stock and Dividend Information:

New York Stock Exchange symbol: “AEL”

				Dividend
	High	Low	Close	Declared
2009
First Quarter	$7.40	$2.96	$4.16	$0.00
Second Quarter	$8.86	$4.01	$5.58	$0.00
Third Quarter	$8.65	$5.24	$7.02	$0.00

2008
First Quarter	$10.21	$6.82	$9.28	$0.00
Second Quarter	$11.63	$7.61	$8.15	$0.00
Third Quarter	$10.75	$7.27	$7.50	$0.00
Fourth Quarter	$7.75	$3.65	$7.00	$0.07

2007
First Quarter	$14.07	$12.17	$13.13	$0.00
Second Quarter	$13.97	$11.37	$12.08	$0.00
Third Quarter	$12.55	$9.51	$10.65	$0.00
Fourth Quarter	$11.25	$8.09	$8.29	$0.06

Transfer Agent:

Computershare Trust Company, N.A.
P.O. Box 43010
Providence, RI 02940-0310
Phone: (877) 282-1169
Fax: (781) 575-2723
www.computershare.com

Annual Report and Other Information:

Shareholders may receive when available, without charge, a copy of American Equity’s Annual Report, SEC filings and/or press releases by calling Julie L. LaFollette, Investor Relations, at (515) 273-3602 or by visiting our web site at www.american-equity.com.

American Equity Investment Life Holding Company
Financial Supplement – September 30, 2009

Research Analyst Coverage

Steven Schwartz
Raymond James & Associates, Inc.
(312) 612-7686
steven.schwartz@raymondjames.com

Mark Finkelstein, Paul Sarran
Fox-Pitt Kelton Cochran Caronia Waller
(312) 425-4079 mark.finkelstein@fpk.com
(312) 425-4737 paul.sarran@fpk.com

Randy Binner
Friedman, Billings, Ramsey & Co., Inc.
(703) 312-1890
rbinner@fbr.com

Edward Shields
Sandler O’Neill & Partners
(312) 281-3487
eshields@sandleroneill.com

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